As filed with the Securities and Exchange Commission on January 9, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Virgin Galactic Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	85-3608069
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1700 Flight Way

Tustin, California 92782

(949) 774-7640

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sarah Kim

Chief Legal Officer

1700 Flight Way

Tustin, California 92782

(949) 774-7640

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David Ni

O’Melveny & Myers LLP

1301 Avenue of the Americas, 17th Floor

New York, New York 10019

(212) 326-2000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement on Form S-3 is being filed by Virgin Galactic Holdings, Inc. (the “Company”) as required by the Registration Rights Agreement entered into by the Company in connection with the Company’s previously announced convertible senior note refinancing transactions that were completed on December 18, 2025 (the “Previously Announced Transactions”).

As part of the Previously Announced Transactions, the Company completed the repurchase of approximately $354.6 million in aggregate principal amount of its 2.50% Convertible Senior Notes due 2027 and, in privately negotiated transactions, issued approximately $212.5 million in aggregate principal amount of its 9.80% First Lien Notes due 2028 (the “New Notes”) and warrants (the “Purchase Warrants”) to purchase, at an exercise price of $6.696 per share, up to approximately 31.7 million shares of its common stock, par value $0.0001 per share. This Registration Statement only relates to the registration of the resale by the holders of the New Notes and Purchase Warrants of any shares of common stock that may be issued in connection with redemption of the New Notes and shares issued upon the exercise, if any, of the Purchase Warrants. This Registration Statement does not register the issuance and sale by the Company of any newly issued shares of common stock or any other securities and the Company will not receive the proceeds of the sale of the common stock, if any, by the holders.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 9, 2026

PROSPECTUS

Virgin Galactic Holdings, Inc.

68,061,371 shares of Common Stock

Offered by the Selling Stockholders

This prospectus relates to the resale, from time to time, of up to 68,061,371 shares of our common stock, par value $0.0001 (the “Shares”), by the selling stockholders identified in this prospectus (collectively with any of the holders’ transferees, pledges, donees or successors, the “Selling Stockholders”), which consists of (i) 31,734,751 shares of common stock issuable to the Selling Stockholders upon the exercise of purchase warrants (“Purchase Warrants”), and (ii) 36,326,620 shares of common stock issuable to the Selling Stockholders upon a redemption by Virgin Galactic Holdings, Inc. (the “Company”) of its 9.80% first lien notes due 2028 (the “Notes”), which were issued pursuant to an Indenture, dated as of December 18, 2025 (the “Indenture”), by and among the Company, the subsidiary guarantors party thereto and Wilmington Savings Fund Society, FSB, as trustee and collateral agent. The Purchase Warrants and Notes described in the preceding sentence were issued in the closing of a private placement completed on December 18, 2025, pursuant to certain Subscription Agreements (the “Subscription Agreements”), by and among the Company, the subsidiary guarantors party thereto and the Selling Stockholders.

This prospectus is solely for the resale by the Selling Stockholders of shares that may be issued to them by the Company in the future and the Company is not registering the sale of any new issuance of shares directly by it. Sales of the Shares by the Selling Stockholders may occur at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders may sell Shares to or through underwriters, broker dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders, the purchasers of the Shares, or both. If required, the number of Shares to be sold, the public offering price of those Shares, the names of any underwriters, broker dealers or agents and any applicable commission or discount will be included in a supplement to this prospectus, called a prospectus supplement. See the disclosure under the heading “Plan of Distribution” elsewhere in this prospectus for more information about how the Selling Stockholders may sell or otherwise dispose of their Shares hereunder.

The Company will not receive any proceeds from the sale by the Selling Stockholders of the Shares. We will, however, receive the cash exercise price of $6.696 per share for the exercise of any Purchase Warrants.

We are paying the cost of registering the Shares covered by this prospectus as well as various related expenses. The Selling Stockholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of the Shares.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “SPCE.” On January 8, 2026, the last reported sale price of our common stock was $3.15 per share.

Investing in our common stock involves risks. You should read carefully and consider the risks referenced under “Risk Factors” beginning on page 5 of this prospectus, as well as the other information incorporated herein by reference, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2026

ABOUT THIS PROSPECTUS

You should read this prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in the securities of Virgin Galactic Holdings, Inc. See “Where You Can Find More Information; Incorporation by Reference” for additional information. You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. Neither the Company nor the Selling Stockholders have authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that information contained in this prospectus, or in any document incorporated by reference, is accurate only as of any date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless the context otherwise requires, we use the terms “Virgin Galactic,” “company,” “we,” “us,” and “our” in this prospectus to refer to Virgin Galactic Holdings, Inc. and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain forward-looking statements, which reflect our current views with respect to, among other things, our operations and financial performance. All statements other than statements of historical facts contained in this prospectus are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “might,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “seek,” “would” or “continue,” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include, but are not limited to, the risks described under the heading “Risk Factors” contained in this prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus.

THE COMPANY

Overview

We are an aerospace and space travel company offering access to space for private individuals, researchers and government agencies. Our missions include flying passengers to space, as well as flying scientific payloads and researchers to space in order to conduct experiments for scientific and educational purposes. Our operations include the design and development, manufacturing, ground and flight testing, spaceflight operation, and post-flight maintenance of our spaceflight system. Our spaceflight system was developed using our proprietary technology and processes and is focused on providing space travel experiences for private astronauts, researcher flights and professional astronaut training. We have also leveraged our knowledge and expertise in manufacturing spaceships to occasionally perform engineering services for third parties. To expand capacity, we are currently developing our next-generation spaceflight vehicles. These next-generation spaceflight vehicles, which include our Delta Class spaceships and additional launch vehicles, are expected to dramatically increase our annual flight rate. Following the completion of the non-recurring engineering work on our Delta Class spaceships, we are redeploying engineering resources to the next phase of design for our next-generation launch vehicle. In addition, we are exploring the opportunity to use a derivative model of our launch vehicle as a High-Altitude, Long-Endurance aircraft, which we believe could be utilized for several types of government and research purposes.

Private Placement

On December 9, 2025, the Company entered into the Subscription Agreements with certain investors, some or all of which are the Selling Stockholders, pursuant to which we agreed to issue and sell to the Selling Stockholders in a private placement, which closed on December 18, 2025, among other things, (a) Purchase Warrants exercisable for up to an aggregate of 31,734,751 shares of the Company’s common stock, subject to customary adjustments as provided in the Purchase Warrants and (b) $212,496,000 aggregate principal amount of Notes.

The Purchase Warrants are exercisable at any time on or after June 18, 2026 until December 18, 2030 at an exercise price of $6.696 per share. A Selling Stockholder may not exercise any portion of a Purchase Warrant to the extent such exercise for common stock would cause such Selling Stockholder, together with its Attribution Parties (as defined in the Purchase Warrants), to beneficially own a number of shares of common stock which would exceed a beneficial ownership limitation of 4.9% of our then outstanding common stock following such exercise. Upon at least 61 days’ prior notice from the holder to the Company, a holder may increase the applicable beneficial ownership limitation, but in no case above 9.9% of the number of shares of common stock outstanding immediately after giving effect to such exercise.

The Company is required to redeem approximately $30.4 million of the Notes on or before September 30, 2026, and beginning on December 31, 2027 and at every calendar quarter end thereafter, the Company shall redeem approximately $10.1 million of the outstanding Notes, in each case, plus accrued and unpaid interest. Any such redemption may be made using cash, or subject to certain conditions, shares of common stock or a combination thereof. The Company’s right to effect redemptions under the Indenture using shares of common stock, is subject to, among other things, that value of the shares to be issued is no less than the greater of (i) unless stockholder approval is obtained, the minimum price as of such time, in compliance with NYSE requirements, and (ii) $2.00 per share.

The Notes and Purchase Warrants issuable pursuant to the Subscription Agreements were not initially registered under the Securities Act of 1933, as amended (the “Securities Act”), and were offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act and Rule 501 promulgated thereunder. Pursuant to the terms of the Indenture, the Company may not issue common stock to a Selling Stockholder in connection with a redemption of the Notes to the extent that, after giving effect to such redemption, the Selling Stockholder, together with its Attribution Parties (as defined in the Indenture) collectively would beneficially own in excess of 4.9% of our then outstanding common stock following such redemption.

In connection with the private placement, the Company also entered into a registration rights agreement, dated December 18, 2025 (the “Registration Rights Agreement”), with certain investors, some or all of which are the Selling Stockholders, pursuant to which, among other things, the Company agreed to prepare and file with the SEC, within 45 days after the date of the Registration Rights Agreement, a registration statement to register for resale the shares of our common stock issuable upon exercise of the Purchase Warrants issued pursuant to the Subscription Agreements and the shares of our common stock issuable upon a redemption by the Company of the Notes, and to cause the registration statement to become effective within a specified time after its initial filing with the SEC.

Corporate Information

We were initially formed on May 5, 2017 under the name “Social Capital Hedosophia Holdings Corp.” as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On October 25, 2019, we domesticated as a Delaware corporation and consummated the merger transactions contemplated by the Agreement and Plan of Merger, dated as of July 29, 2019, as amended on October 2, 2019, by and among us, Vieco USA, Inc., Vieco 10 Limited, TSC Vehicle Holdings, Inc., Virgin Galactic Vehicle Holdings, Inc., Virgin Galactic Holdings, LLC and the other parties thereto.

Our principal executive offices are located at 1700 Flight Way, Tustin, California 92782 and our telephone number is (949) 774-7640.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, if any, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q, which are incorporated herein by reference, together with the other information contained in this prospectus and in our filings with the Securities and Exchange Commission (the “SEC”) that we have incorporated by reference in this prospectus. We expect to update these Risk Factors from time to time in the periodic and current reports we file with the SEC after the date of this prospectus. These updated Risk Factors will be incorporated by reference in this prospectus. If any of these risks occur, our business, financial condition, results of operations and future growth prospects could be materially and adversely affected. In these circumstances, the trading price of our securities could decline, and you may lose all or part of your investment.

USE OF PROCEEDS

The proceeds from the resale of the Shares under this prospectus are solely for the accounts of the Selling Stockholders. We will not receive any proceeds from the sale of Shares under this prospectus. We will, however, receive the cash exercise price of $6.696 per share for the exercise of any Purchase Warrants.

SELLING STOCKHOLDERS

The Shares being offered by the Selling Stockholders are those issuable to the Selling Stockholders upon redemptions by the Company of the Notes and upon exercise of the Purchase Warrants. For additional information regarding the issuance of the Shares, see “The Company—Private Placement” above. We are registering the Shares in order to permit the Selling Stockholders to offer the Shares for resale from time to time. Except for the ownership of the Shares and Purchase Warrants and as otherwise described below under “Certain Relationships with the Selling Stockholders,” the Selling Stockholders have not had any material relationship with us within the past three years.

In accordance with the terms of the Registration Rights Agreement with the Selling Stockholders, this prospectus generally covers the resale of the sum of (i) the maximum number of shares of common stock issuable upon exercise of the Purchase Warrants issued pursuant to the Subscription Agreements, determined as if the Purchase Warrants were exercised in full as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Registration Rights Agreement, without regard to any limitations on the exercise of the Purchase Warrants, including the beneficial ownership limitations included therein, and (ii) the maximum number of shares of common stock issuable upon required redemptions by the Company of the Notes, determined as if the full amount required to be redeemed under the Indenture is made using shares of common stock only, without regard to any limitations on redemptions for common stock, including the beneficial ownership limitations included therein.

Under the terms of the Purchase Warrants, a Selling Stockholder may not exercise any portion of a Purchase Warrant to the extent such exercise for common stock would cause such Selling Stockholder, together with its Attribution Parties (as defined in the Purchase Warrants), to beneficially own a number of shares of common stock which would exceed a beneficial ownership limitation of 4.9% of our then outstanding common stock following such exercise. Upon at least 61 days’ prior notice from the holder to the Company, a holder may increase the applicable beneficial ownership limitation, but in no case above 9.9% of the number of shares of common stock outstanding immediately after giving effect to such exercise. Pursuant to the terms of the Indenture, the Company may not issue common stock to a Selling Stockholder in connection with a redemption of the Notes to the extent that, after giving effect to such redemption, the Selling Stockholder, together with its Attribution Parties (as defined in the Indenture) collectively would beneficially own in excess of 4.9% of our then outstanding common stock following such redemption.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of our common stock as provided to the Company by each of the Selling Stockholders and is current as of January 2, 2026, unless otherwise indicated below. For purposes of the table below, we have assumed that the Selling Stockholders will be able to sell in this offering all shares of common stock issued pursuant to the Subscription Agreements or upon the exercise of any Purchase Warrants issued to the Selling Stockholder without regard to any beneficial ownership limitations. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Beneficial ownership is determined in accordance with the rules and regulations of the SEC based on 73,129,348 shares of common stock outstanding as of January 2, 2026. In computing the number of common shares beneficially owned by a person and the percentage ownership of that person, we also deemed outstanding shares of common stock issuable upon the exercise of warrants or other convertible securities held by that Selling

Stockholder that are exercisable or convertible within 60 days of January 2, 2026, including the warrants, but subject to any applicable beneficial ownership limitation. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for any Selling Stockholder named below.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus (3)	Shares of Common Stock Beneficially Owned After Giving Effect to Offering (4)
	Number (1)	Percent (2)		Number	Percent (2)
Atlas Macro Master Fund, Ltd. (5)	336,576	*	2,687,273	336,576	*
CPMF Situations I LLC (6)	—	—	12,963,615	—	—
DCIG Capital Master Fund LP(7)	—	—	3,423,631	—	—
D. E. Shaw Cogence Portfolios, L.L.C. (8)	—	—	384,032	—	—
D. E. Shaw Valence Portfolios, L.L.C. (9)	472,965	*	7,863,238	472,965	*
Graham Capital Management L.P. (10)	564,693	*	4,591,426	564,693	*
The K2 Principal Fund L.P.(11)	297,619	*	1,919,526	297,619	*
Point72 Associates, LLC(12)	687,746	*	1,667,133	687,746	*
Affiliates of Shaolin Capital Management, LLC (13)	1,380,366	1.9%	23,417,397	1,380,366	*
Verition Multi-Strategy Master Fund LTD(14)	—	—	1,095,408	—	—
Wolverine Flagship Fund Trading Limited(15)	5	*	8,048,690	5	*

*	Less than 1%
(1)

Based on the information provided to the Company by the respective Selling Stockholders, includes the number of shares of common stock beneficially owned by the respective Selling Stockholders, as of January 2, 2026, including (i) shares of common stock, if any, beneficially owned unrelated to the Registered Direct Offering, and (ii) shares of common stock and Pre-Funded Warrants (as defined below) acquired in the Registered Direct Offering, taking into account the 4.9% beneficial ownership limitation to which the Pre-Funded Warrants are subject (the “Pre-Funded Warrants Beneficial Ownership Limitation”).

(2)

Applicable percentage of beneficial ownership is based on, as of January 2, 2025 (i) for column two of this table, 73,129,348 shares of our common stock outstanding, and (ii) for column five of this table, 141,190,719 shares of our common stock outstanding, after giving effect to the issuance of all of the shares of common stock covered by this prospectus.

(3)

The number of securities in column “Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus” of this table represents all of the shares of common stock that the Selling Stockholders may offer and sell from time to time under this prospectus, without regard to the ability of a Selling Stockholder to acquire such securities within 60 days and without regard to the Beneficial Ownership Limitations (as defined below), including (i) 31,734,751 shares of common stock issuable upon exercise of the Purchase Warrants that will not be exercisable until on or after June 18, 2026, and are subject to a 4.9% beneficial ownership limitation (the “Purchase Warrants Beneficial Ownership Limitation”) and (ii) 36,326,620 shares of common stock issuable in connection with redemptions made by the Company of such Selling Stockholder’s Notes, which are subject to a 4.9% beneficial ownership limitation (the “Notes Redemption Beneficial Ownership Limitation”, and together with the Pre-Funded Warrants Beneficial Ownership Limitation and the Purchase Warrants Beneficial Ownership Limitation, the “Beneficial Ownership Limitations”).

(4)

Based on the information provided to the Company by the respective Selling Stockholders, represents the number of shares of common stock that will be beneficially owned by the applicable Selling Stockholder after completion of this offering based on the assumptions that (a) all of the common stock underlying the

Purchase Warrants and all of the common stock issuable upon a redemption by the Company of the Notes registered for resale by the registration statement of which this prospectus is part will be sold, and (b) no other shares of common stock are acquired or sold by such Selling Stockholder prior to completion of this offering. However, such Selling Stockholder is not obligated to sell all or any portion of the shares of our common stock offered pursuant to this prospectus.
(5)

Column one of this table consists of (i) 6,042 shares of common stock issued pursuant to the Registered Direct Offering, and (ii) the 330,534 shares of common stock issuable upon exercise of the Pre-Funded Warrants. Based on information provided to the Company by the Selling Stockholder, Scott Schroeder may be deemed to beneficially own the shares owned by the Selling Stockholder. The address of the Selling Stockholder is 444 West Lake Street, 50th Floor, Chicago, IL 60606.

(6)

Based on information provided to the Company by the Selling Stockholder, voting and investment power over the securities held by Context Partners Master Fund, L.P., and its wholly owned entity, CPMF Situations I LLC, resides with Context Capital Management, LLC, their investment advisers, and its Chief Investment Officer, Charles E. Carnegie. The address of the Selling Stockholder is 7724 Girard Ave, Suite 300, La Jolla, CA, 92037.

(7)

Based on information provided to the Company by the Selling Stockholder, DeepCurrents Investment Group LLC, as the investment manager of DCIG Capital Master Fund LP, may be deemed to have voting rights and investment control over these securities. Steve Zheng, through ownership of the general partner of the sole member of DeepCurrents Investment Group LLC may be deemed to have voting and investment control with respect to the securities. DeepCurrents Investment Group LLC and Mr. Zheng disclaim beneficial interest over these securities except to the extent of their actual pecuniary interests therein.. The address of the Selling Stockholder is 575 5th Avenue, 21st Floor, New York, 10017.

(8)

Based on information provided to the Company by the Selling Stockholder, as of January 2, 2026, D. E. Shaw Cogence Portfolios, L.L.C. directly holds (i) 179,061 shares of common stock that D. E. Shaw Cogence Portfolios, L.L.C. has the right to acquire upon the exercise of the Purchase Warrants, and (ii) $1,199,000 aggregate principal amount of the Notes (including any shares of common stock issuable upon a redemption by the Company of such Notes) (hereinafter referred to collectively as the “DES CP Subject Shares”). D. E. Shaw Cogence Portfolios, L.L.C. has the power to vote or to direct the vote of (and the power to dispose or direct the disposition of) the DES CP Subject Shares directly owned by it. D. E. Shaw & Co., L.P. (“DESCO LP”), as the investment adviser of D. E. Shaw Cogence Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the DES CP Subject Shares held by D. E. Shaw Cogence Portfolios, L.L.C. D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the manager of D. E. Shaw Cogence Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) such DES CP Subject Shares. Edwin Jager, Maximilian Stone, Adam Deaton and Anoop Prasad, or their designees, exercise voting and investment control over such DES CP Subject Shares on DESCO LP’s and DESCO LLC’s behalf. D. E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) such DES CP Subject Shares. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) such DES CP Subject Shares. None of DESCO LP, DESCO LLC, DESCO Inc., or DESCO II Inc. owns any shares of the Company directly, and each such entity disclaims beneficial ownership of such DES CP Subject Shares. Dr. David E. Shaw does not own any shares of the Company directly. By virtue of Dr. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of Dr. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, Dr. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) such DES CP Subject Shares and, therefore, Dr. Shaw may be deemed to be the beneficial owner of such DES CP Subject Shares. Dr. Shaw disclaims beneficial ownership of such DES CP Subject Shares. The address of D. E. Shaw Cogence Portfolios, L.L.C. is c/o D. E. Shaw & Co., L.P., Two Manhattan West, 375 Ninth Avenue, 52nd Floor, New York, NY 10001.

(9)

Based on information provided to the Company by the Selling Stockholder, as of January 2, 2026, D. E. Shaw Valence Portfolios, L.L.C. directly holds (i) 310,765 shares of common stock (CUSIP: 92766K403), (ii) 162,200 shares of common stock that D. E. Shaw Valence Portfolios, L.L.C. has the right to acquire through the exercise of listed call options (CUSIP: 92766K903), (iii) 3,666,366 shares of common stock that D. E. Shaw Valence Portfolios, L.L.C. has the right to acquire upon the exercise of the Purchase Warrants, and (iv) $24,550,000 aggregate principal amount of the Notes (including any shares of common stock issuable upon a redemption by the Company of such Notes) (hereinafter referred to collectively as the “DES VP Subject Shares”). D. E. Shaw Valence Portfolios, L.L.C. has the power to vote or to direct the vote of (and the power to dispose or direct the disposition of) the DES VP Subject Shares directly owned by it. D. E. Shaw & Co., L.P. (“DESCO LP”), as the investment adviser of D. E. Shaw Valence Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the DES VP Subject Shares held by D. E. Shaw Valence Portfolios, L.L.C. D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the manager of D. E. Shaw Valence Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) such DES VP Subject Shares. Edwin Jager, Maximilian Stone, Adam Deaton and Anoop Prasad, or their designees, exercise voting and investment control over such DES VP Subject Shares on DESCO LP’s and DESCO LLC’s behalf. D. E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) such DES VP Subject Shares. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) such DES VP Subject Shares. None of DESCO LP, DESCO LLC, DESCO Inc., or DESCO II Inc. owns any shares of the Company directly, and each such entity disclaims beneficial ownership of such DES VP Subject Shares. Dr. David E. Shaw does not own any shares of the Company directly. By virtue of Dr. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of Dr. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, Dr. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) such DES VP Subject Shares and, therefore, Dr. Shaw may be deemed to be the beneficial owner of such DES VP Subject Shares. Dr. Shaw disclaims beneficial ownership of such DES VP Subject Shares. The address of D. E. Shaw Valence Portfolios, L.L.C. is c/o D. E. Shaw & Co., L.P., Two Manhattan West, 375 Ninth Avenue, 52nd Floor, New York, NY 10001.

(10)

Column one of this table consists of the 564,693 shares of common stock issued upon exercise of the Pre-Funded Warrants. Based on information provided to the Company by the Selling Stockholder, Kenneth Tropin, Director of KGT Inc., Manager of KGT GP LLC, General Partner of Graham Capital Management, L.P., may be deemed to beneficially own the shares owned by the Selling Stockholder. The address of the Selling Stockholder is 40 Highland Ave., Rowayton, CT 06853.

(11)

Column one of this table consists of (i) 61,523 shares of common stock issued pursuant to the Registered Direct Offering and (ii) the 236,096 shares of common stock issuable upon exercise of the Pre-Funded Warrants. Based on information provided to the Company by the Selling Stockholder, Todd Sikorski, President of K2 & Associates Investment Management, Inc., Manager of The K2 Principal Fund L.P., may be deemed to beneficially own the shares owned by the Selling Stockholder. The address of the Selling Stockholder is 2 Bloor Street West, Suite 801, Toronto, Ontario M4W 3E2 Canada.

(12)

Column one of this table consists of (i) 77,000 shares of common stock issuable within 60 days of January 2, 2026 upon the exercise of call options held by the Selling Stockholder and (ii) 610,746 shares of common stock beneficially owned by the Selling Stockholder. Based on information provided to the Company by the Selling Stockholder, Point72 Asset Management, L.P. maintains investment and voting power with respect to the securities held by certain investment funds it manages, including Point72 Associates, LLC. Point72 Capital Advisors, Inc. is the general partner of Point72 Asset Management, L.P. Mr. Steven A. Cohen controls each of Point72 Asset Management, L.P. and Point72 Capital Advisors, Inc. By reason of the provisions of Rule 13d-3 of the Exchange Act, each of Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., and Mr. Cohen may be deemed to beneficially own the securities held by Point72 Associates, LLC. Each of Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., and Mr. Cohen disclaims beneficial ownership of any such securities. The address of the Selling Stockholder is 72 Cummings Point Road, Stamford, CT 06902.
(13)

Column one of this table consists of the following shares of common stock held by Selling Stockholders affiliated with Shaolin Capital Management, LLC (“Shaolin Capital Management”): (i) an aggregate of 305,049 shares of common stock issuable upon exercise of the Pre-Funded Warrants held by Shaolin Capital Partners SP, a segregated portfolio of PC MAP SPC (“Partners”); (ii) an aggregate of 590,627 shares of common stock issuable upon exercise of the Pre-Funded Warrants held by Shaolin Capital Partners Master Fund, Ltd. (“Master”), (iii) an aggregate of 224,423 shares of common stock issuable upon exercise of the Pre-Funded Warrants held by MAP 214 Segregated Portfolio, a segregated portfolio of LMA SPC (“MAP 214”), (iv) an aggregate of 113,801 shares of common stock issuable upon exercise of the Pre-Funded Warrants held by MAP 204 Segregated Portfolio, a segregated portfolio of LMA SPC (“MAP 204”), and (v) an aggregate of 146,466 shares of common stock issuable upon exercise of the Pre-Funded Warrants held by Eagle Harbor Multi-Strategy Master Fund Limited (“Eagle”). Based on information provided to the Company by the Selling Stockholders, Shaolin Capital Management is the investment advisor of Master. David Puritz and Michael Jester are the general partners of Shaolin Capital Management and serve as the sub investment advisor to Partners, MAP 214, MAP 204 and Eagle. Mr. Puritz and Mr. Jester have voting and investment control over the shares held by each of Partners, Master, MAP 214, MAP 204 and Eagle and disclaim beneficial ownership of such shares, except to the extent of their pecuniary interest therein. The address of the Selling Stockholder is 230 NW 24th Street, Suite 603, Miami, FL 33127.

(14)

Based on information provided to the Company by the Selling Stockholder, Verition Fund Management, LLC, as the investment manager of Verition Multi-Strategy Master Fund Ltd., may be deemed to have voting and investment control over these securities. Nicholas Maounis through ownership of the managing member of Verition Fund Management LLC may be deemed to have voting and investment control with respect to these securities. Verition Fund Management LLC, its managing member and Mr. Maounis disclaim beneficial ownership over these securities, except to the extent of their pecuniary interest therein. The address of the Selling Stockholder is One American Lane, Greenwich, CT 06831.

(15)

Column one of this table consists of 5 shares of common stock issuable within 60 days of January 2, 2026 upon the exercise of a call option held by the Selling Stockholder. Based on information provided to the Company by the Selling Stockholder, Wolverine Asset Management, LLC is the investment manager of Wolverine Flagship Fund Trading Limited and has voting and investment power over the shares held by Wolverine Flagship Fund Trading Limited. Robert R. Bellick and Christopher L. Gust may be deemed to control Wolverine Trading Partners, Inc, which is the general partner of Wolverine Holdings, L.P., which is the sole member and manager of Wolverine Asset Management, LLC. Each of Robert R. Bellick and Christopher L. Gust, Wolverine Holdings, L.P., Wolverine Trading Partners, Inc. and Wolverine Asset Management, LLC disclaims beneficial ownership of these shares. The address of the Selling Stockholder is Wolverine Asset Management, LLC as manager of Wolverine Flagship Fund Trading Limited 175 West Jackson Boulevard, Suite 340, Chicago, IL 60604.

Certain Relationships with the Selling Stockholders

Repurchase Agreements

On December 18, 2025, concurrently with the completion of the private placement, the Company completed, pursuant to separate, privately negotiated repurchase agreements with certain investors, some or all of which are the Selling Stockholders, the repurchase by the Company of approximately $354.6 million in aggregate principal amount of its 2.50% convertible senior notes due 2027 (the “Repurchases”) with cash proceeds from the private placement and the Registered Direct Offering (as defined below).

Registered Direct Offering

On December 18, 2025, concurrently with the completion of the private placement and the Repurchases, the Company completed, pursuant to the Subscription Agreements, the issuance and sale for cash, in a registered direct offering (the “Registered Direct Offering”), of (i) 2,181,485 shares of its common stock, and (ii) pre-funded warrants to purchase 8,371,455 shares of its common stock (the “Pre-Funded Warrants”).

Registration Rights Agreement

On December 18, 2025, in connection with the Subscription Agreements, the Company entered into the Registration Rights Agreement with certain investors, some or all of which are the Selling Stockholders. Pursuant to the Registration Rights Agreement, the Company agreed, among other things, to prepare and file with the SEC a registration statement to register for resale the shares of our common stock issuable upon exercise of the Purchase Warrants issued pursuant to the Subscription Agreements and the shares of our common stock issuable upon a redemption by the Company of the Notes and to cause the registration statement to become and remain effective within the time periods specified in the Registration Rights Agreement. We have also agreed, among other things, to indemnify the Selling Stockholders and their officers, directors, members, partners, agents, brokers, investment advisors and employees from certain liabilities and to pay all fees and expenses incident to our performance of or compliance with the Registration Rights Agreement.

PLAN OF DISTRIBUTION

Each Selling Stockholder and any of their pledgees, donees, transferees, or any of their successors-in-interest selling Shares received from a named Selling Stockholder as a gift, partnership distribution or other permitted transfer after the date of this prospectus (all of whom may be Selling Stockholders) may, from time to time, sell any or all of the Shares covered hereby on any of the following markets or exchanges on which our common stock is listed or quoted for trading on the date in question: NYSE (or any successor thereto) or on any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•	sales on NYSE or any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale;

•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	sales in the over-the-counter market;

•	“at the market” or through market makers or into an existing market for the securities;

•	block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker dealer as principal and resale by the broker dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	distributions to their members, partners or stockholders;

•	settlement of short sales (including short sales “against the box”);

•	in transactions through broker dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such rule (“Rule 144”), or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker dealers engaged by the Selling Stockholders may arrange for other broker dealers to participate in sales. Broker dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the Shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The Selling Stockholders may also sell Shares short and deliver these securities to close out their short positions, or loan or pledge the Shares to broker dealers that in turn may sell such shares. The Selling Stockholders may also enter into option or other transactions with broker dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker dealer or other financial institution of the Shares offered by this prospectus, which securities such broker dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders will act independently of us in making decisions with respect to the price, timing, manner and size of each sale of securities. Offers to purchase securities may be solicited directly by the Selling Stockholders and the sale thereof may be made by the Selling Stockholders directly to institutional investors or others. In such a case, no underwriters or agents would be involved. The Selling Stockholders may use electronic media, including the Internet, to sell offered securities directly. The Selling Stockholders may offer the securities covered by this prospectus into an existing trading market on the terms described herein or in any applicable prospectus supplement, amendment or free writing prospectus relating thereto. If the Selling Stockholders utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, the Selling Stockholders may sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by the dealer at the time of resale.

The Selling Stockholders and any broker dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

A Selling Stockholder that is an entity may elect to make an in-kind distribution of the Shares to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the Shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the date on which all Registrable Securities (as defined in the Registration Rights Agreement) covered by this Registration Statement have been sold hereunder in accordance with the plan of distribution disclosed herein, or otherwise cease to be Registrable Securities. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act, as applicable).

LEGAL MATTERS

The validity of the securities in respect of which this prospectus is being delivered will be passed upon for us by O’Melveny & Myers LLP.

EXPERTS

The consolidated financial statements of Virgin Galactic Holdings, Inc. appearing in Virgin Galactic Holdings, Inc. Annual Report (Form 10-K) as of and for the years ended December 31, 2024 and 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.virgingalactic.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 15, 2025, August 6, 2025 and November 13, 2025, respectively.

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 15, 2025.

•	Our Current Reports on Form 8-K filed with the SEC on June 10, 2025, August 1, 2025, August 29, 2025, December 9, 2025 (other than information furnished under Item 7.01) and December 18, 2025.

•

The description of our common stock contained in the registration statement on Form 8-A, dated September 11, 2017 and filed with the SEC on September  12, 2017, and any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 26, 2025.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such reports and other documents filed with the SEC after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Virgin Galactic Holdings, Inc.

1700 Flight Way

Tustin, California 92782

(949) 774-7640

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$30,454
Legal fees and expenses	$85,000
Accounting fees and expenses	$32,000
Miscellaneous	$5,500

Total	$152,954

Item 15. Indemnification of Directors and Officers

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.

Additionally, our certificate of incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of such indemnification agreements, we required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Item 16. Exhibits

Exhibit Number	Description

3.1	Certificate of Incorporation of Virgin Galactic Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 29, 2019).

3.1(a)	Certificate of Amendment to Certificate of Incorporation of Virgin Galactic Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 14, 2024).

3.2	Amended and Restated Bylaws of Virgin Galactic Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 29, 2025).

4.1	Warrant Agreement (Purchase Warrant) (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 18, 2025).

Exhibit Number	Description

5.1	Opinion of O’Melveny & Myers LLP *

10.1	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 9, 2025).

10.2	Registration Rights Agreement (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 18, 2025).

23.1	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1).*

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.*

24.1	Powers of Attorney (incorporated by reference to the signature page hereto).*

107	Filing Fee Table.*

*	Filed herewith.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tustin, State of California, on January 9, 2026.

Virgin Galactic Holdings, Inc.

By:	/s/ Douglas Ahrens
Douglas Ahrens Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Michael Colglazier and Douglas Ahrens, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Colglazier Michael Colglazier	Chief Executive Officer and President (Principal Executive Officer) and Director	January 9, 2026

/s/ Douglas Ahrens Douglas Ahrens	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 9, 2026

/s/ Henio Arcangeli, Jr. Henio Arcangeli, Jr.	Director	January 9, 2026

/s/ Luigi Brambilla Luigi Brambilla	Director	January 9, 2026

/s/ Tina Jonas Tina Jonas	Director	January 9, 2026

/s/ Craig Kreeger Craig Kreeger	Director	January 9, 2026

Signature	Title	Date

/s/ Raymond Mabus Raymond Mabus	Director	January 9, 2026

/s/ Wanda Sigur Wanda Sigur	Director	January 9, 2026

/s/ Diana Strandberg Diana Strandberg	Director	January 9, 2026

/s/ W. Gilbert West W. Gilbert West	Director	January 9, 2026